John E. Simmons, Registrant's Chief Financial Officer, gave the following address at Registrant's Annual Meeting of Shareholders on December 26, 2002.



Under the federal rules that govern proxy voting, management's comments prior to the voting must be limited to the information that's published in the proxy statement. Now that the voting has been completed it is my privilege to deliver to you management's report on the state of your Company.


Before I begin, however, I must read a statement regarding our safe harbor for forward-looking statements:

Certain statements contained in the following remarks regarding the risks, circumstances and financial trends that may affect our future operating results, financial position and cash flows may be forward-looking statements within the meaning of federal securities laws.
These statements are based on management's current expectations, assumptions, estimates and observations about our business and are subject to risks and uncertainties. As a result, actual results could materially differ from the forward-looking statements contained herein. These forward looking statements can be identified by the use of words like "expects," "plans," "believes," "intends," "will," "assumes" and other words of similar meanings. These and other similar words can be identified by the fact that they do not relate solely to historical or current facts. While we believe our assumptions are reasonable, we caution that it is impossible to predict the impact of such factors which could cause actual results to differ materially from predicted results. We intend these forward-looking statements to speak only at the time of these remarks and do not undertake to update or revise these projections as more information becomes available. For these statements, we claim the protection of the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995.

_____


Many of you have been coming to these meetings for years. Your familiar faces are a testament to your staying power, and on behalf of the management team, I want to thank you for your continuing confidence in our efforts to manage Farmer Brothers for the long-term benefit of our employees, customers, vendors and our many shareholders.

Most of you already know a lot about this company, its operations and financial condition - in fact, I know that many of you, day in and day out, play crucial roles in the efforts to build value for shareholders. For everyone's benefit, however, I would ask that all of you bear with me while I look at the business of your Company - past, present and future.

Farmer Brothers is a disciplined, financially sound company that has produced solid returns for shareholders precisely because of prudent management in the face of a competitive environment. Honesty and integrity are as important to our success as business discipline and we strive to adhere to high standards of corporate conduct. We have plans for the future, plans that require a sustained commitment to running this business prudently.

_____

Let me begin with: What do we do?	We try to make money for our
shareholders. We do this by serving the needs of the institutional coffee market. Our customers include restaurants, hotels, convenience stores, hospitals and other such establishments.

How? With an off-truck delivery system that we think is the best in the industry. Each day 450 or so of our sales representatives load their trucks and head out on routes that can cover 200 miles and bring them face to face with 20 institutional customers throughout our 28 state marketing area. They stand for "Farmer Brothers" to our customers. At the foundation of this business is a strong commitment to service - and we deliver service one person at a time, in the kitchen or office or restaurant.

Our sales representatives work with the help of many people - including many I see in this room. These are the people who support our sales organization: they buy and manufacture and package the products we sell, ship the products to our branches, help account for the inventory and receivables and otherwise provide the supporting information to help those route salesmen do their jobs: taking care of our customers.

All of us are proud of our Torrance facility. But it's only a part of your Company. In the field, in contrast to the scale of this facility, our typical branch has 3 or 4 people. Their only physical contact with this head office comes when their semi from Torrance arrives weekly, or every other week. Yet, they - just as we have here in Torrance - have committed themselves to the same values and service that have been the hallmark of Farmer Brothers for generations.

Competition? We have a lot. First, we face the multinational corporations (Proctor and Gamble owns Folgers, and General Foods owns Maxwell House); companies so large that their annual report hasn't more than a sentence about their coffee business, and rarely a single word about their institutional coffee business.

Then we face the regional roasters, including non-public companies who are among our most fierce competitors. Guess what all our competitors favorite reading matter is? Our annual report! The more they find out about us, the tougher they can be. How do we find out about them? We can't.

Now some have encouraged us to expand into the specialty coffee arena. You - and we - have watched the growth of specialty coffees. We have responded with a line of specialty coffees, a good one, and many of our customers are very content with those offerings.

While this new arena offers significant potential, we are proceeding with care. Remember that the specialty coffee roasters, like Starbucks or Peets, are, as a group, restaurant operators: they compete with our
customers.  We do not plan to become a restaurant chain.   For
starters, it would alienate our customers.   Instead, we continue to
focus on the goal that has worked for us for years: provide the right mix of service and product that our customers really want and that our customers rely on to serve their customers well.

_____


Your management team has been carefully taking other steps to invest your Company's funds in the future of this business.


Recently, as a major step to improve our corporate infrastructure, we began a two-year program to convert our 5 existing software systems to a single, company-wide software. Our new computing infrastructure will tie the Company together in ways that have not been possible since the Company was operating out of its much smaller and more intimate Main Street location 60 years ago.

We are, all of us, intently focused on how to put to work these new tools that information technology brings us (and the acronyms that industry is so fond of): IT (information technology). ERP (enterprise resource planning), BI (business intelligence), CRM (customer relationship management), etc.

This may be the most ambitious program of its type the Company has ever attempted. It is an expensive project: we expect to spend more than $5 million, and we are prepared to continue investing the untold man-hours the program seems to require from all of us.

Every person at Farmer Bros. will be affected by this effort, every person's job will change. We are now designing the system along with the education and training plan necessary to help our employees make the transition from the past to the future.

We believe the power of these technologies is in enabling the users to apply the new tools to known problems and finding new solutions, savings and paths to profitability that come only through these new ways of thinking. These tools will help us to "think outside the box" and to remain competitive in our business niche. They will also serve as a technology platform for future growth in the coffee business. However, consistent with our disciplined business philosophy, we will implement these new technologies carefully, ensuring that before we run, we've learned how to walk.

Better and more timely information will, we believe, help us make better and more timely decisions and to become more nimble as a company, and more efficient and more responsive to our customers and, we expect, more profitable.

Once we have consolidated the operations of our selling divisions - Route Sales, Custom Coffee Plan, Brewmatic Company and Spice Products - we expect to be prepared to launch the initiatives to grow our business either organically or through acquisition. But, as I said, we must walk before we run - and we look forward to the opportunity to keep you up to date on the progress of this major investment in our future.

The scope and scale of our information technology project stands as evidence that this management is willing to embrace change and to take actions that strengthen this business for the long term. If you are not involved in this project, I encourage you to speak with the people who are devoting their energy to its success. Team leaders here today include Fran Rice, Ron Wansa, Hami Assadi and myself.

This is a team that is focused on prudently but actively preparing for the future ... taking steps to extend this Company's proud record of 90 years ... a record that has included:

* 50 consecutive years of paying a dividend
* 7 consecutive years of increased dividend, and
* growth in the market value of the Company from $17 per share in 1980 to over $300 per share in 2002.

Sales today exceed $200 million. We would like to make that grow. Our sales reflect larger trends in both the food service industry and the economy. You may have read the recent announcement from McDonald's, a barometer of the industry, announcing their first quarterly loss ever. And recent reports from Alan Greenspan make one wonder how long we can expect our overall economy to be weak.

We have been working hard to improve our results in this area. Our sales force has been increasing training and developing programs designed to improve their effectiveness, with a renewed focus on further penetrating our existing marketing area. We continue to seek new products and programs to help us with these efforts: spiced teas, flavored coffees & cappuccino. Most recently we have turned to technology to help us. The new IT system has some tools we believe will make our sales reps efforts more efficient.

_____


We will receive your questions about our operations at the end of these remarks. But first, I want to address the issues and proposals that have been raised to the Board of Directors and the shareholders.

We have always managed this Company with a view of where we are in the cycles of our highly competitive industry, the risks we have to bear and the path we have to take to ensure the long-term success that our shareholders, employees, customers and vendors all expect. That has been the commitment of this management team in the past - and it remains at the heart of our commitment to you as our shareholders.

Let me remind you of some of the challenges we're likely to have to weather.


1) First: the weather itself. We remember the great Brazilian frost of 1975, and the lesser frosts of 1994. In 1975 we had to pay more than $3.50/lb for green coffee (today green coffee sells for about $0.61). Were that to happen today, it would require an investment of more than $40 million merely to replace our existing inventory. Of course when prices go up that much, consumers stop buying your product, sales volume plummets, and the price instability can last for years. What enables a Company our size - facing larger competitors with deep pockets - to endure a crisis of this sort? We call on all our resources, and especially our cash.

a) In short, this is a commodity business. Our raw material is green coffee beans. The price of coffee beans can be volatile. A strong cash cushion protects the investment of every shareholder in this room from periods of crisis.
b) Some of you in this room will remember the days when we had fewer resources to weather the shifts in our business climate. When we had to rely on debt, with its attendant interest expense and intrusive loan covenants, to make it through troughs in the economic cycle. The lessons we learned in those challenging periods drive our fiscally prudent strategies today.




2) Second, the ever rising cost of doing business. Like a lot of other businesses, we maintain our competitive advantages by striving, constantly, to become more efficient while continuing to be a solid employer and a good corporate citizen. But our business is one with significant costs that are, in essence, "fixed."

3) In addition to the funds we must set aside to comply with local, state, and federal regulations and the funds we must set aside for a wide array of taxes. We, as a Company, invest in people, and to do so we must set aside funds for employee benefits.

a) These include workers' compensation, health insurance, life insurance, salary continuation, short term disability, long term disability, 401k maintenance costs, pension plans, the ESOP.
b) What's more, we are proud to say that all our employees are paid at competitive rates and we're pleased to have attracted and retained top-notch people to your Company.

4) Insurance costs have sky-rocketed and are likely to continue to rise in coming years. Thanks to our strong cash position, we have saved hundreds of thousands of dollars in premiums by self-insuring for earthquake and business interruptions, and are increasing deductibles for other types of coverage.

5) Information technology: although a powerful tool, is an expensive overhead cost - and it will be with us from now on.


How does a Company combat these firmly entrenched fixed costs in the event of a protracted downturn squeezing margins? A downturn that could be triggered by forces as different as a drought half-way around the world or a price war among the larger food-service companies?

We believe we are positioned to endure in part because of our strong base of cash.

We will have other needs for our cash as well. For starters, we are always alert to the prospect that prudent acquisitions could enable our business to grow.

We intend to watch for the "right" acquisition: which is the right fit at the right price. If and when an acquisition "fits", we know it could well require a substantial commitment of our resources. Because we refused to overpay for acquisitions in the past, we haven't been
forced to write down our assets.   Since I've already explained why
leveraging our Company is a risky proposition, we would likely pay cash for any acquisition. Thus our cash reserves are important to our potential for future growth.

Of course, our most important resource is the more than 1,000 people we employ. Our ESOP requires a major commitment of resources. In an effort to help us attract and hold on to the right type of employee, we devised the ESOP. It is not a stock option plan, but for an employee with a long-term perspective, it is a form of compensation that provides a measure of ownership in the Company, it aligns our employees with our shareholders interests and it provides a nice nest egg on retirement.

* We have invested more than $30 million to date, and are likely to invest an additional $50 million or more over time. This process will move forward at an unpredictable pace, for we refuse to pay unrealistic prices for our stock (and no, I won't comment on our current stock price).

* It is the nature of the ESOP that, as employees retire, they tender their shares back to the ESOP. Thus, employees gain the benefit of a cash payment upon their retirement. The ESOP's sole source of cash, however, is the employer. Our obligation is to ensure the ESOP buys those shares at the then-market price of the stock. If the stock price continues to rise this will turn into a substantial additional expense. The only prudent way to finance this is through reliance on our internal resources: cash.

By now you must have noticed that there is a theme running through this commentary: the importance of our strong cash position to many of our strategies and policies.

This cash position became an issue when it was suggested that our company make changes so it would be regulated not as an operating company, which it is, but under the Investment Company Act of 1940.

The argument, if I may paraphrase, is that our large cash position makes us an investment company. This argument was advanced even though we are, as is so clearly the case, a coffee company - and even though more than 50 public companies in California, alone, hold a higher percentage of their assets in cash and equivalents than Farmer Brothers; and, like us, are not registered investment companies.

Let me repeat that: more than 50 public companies in California, alone, hold a higher percentage of their assets in cash and equivalents than Farmer Brothers, and, like us, are not registered investment companies.

The Investment Company Act was signed into law in 1940 in response to malfeasance during and before the Great Depression by unregulated investment companies and mutual funds. The 1940 Act was intended to limit entities like mutual funds, as to what they can invest in and requires extensive regulatory oversight.

From our perspective, however, it is clear that Farmer Brothers is not an investment company. Rather than review the details of the 1940 Act
- and its interpretations by the SEC over the past 60 years - let me summarize by saying, simply, that a company is not considered to be an investment company if it is primarily engaged in another business - as Farmer Brothers is, namely the coffee business. We do not present or market ourselves as an investment company and our primary efforts are the management of our coffee business, not investments.

Our cash is our working capital, our business interruption insurance - our life-line - and we have always made sure it is liquid and safe. We've produced prudent returns on our liquid assets, but are not "returns-driven," and 25-50% of our otherwise diversified portfolio almost always included US Agency paper and lower yield US Treasury instruments. We resisted those who would have had us invest this hard-earned cash in the dot-coms, the energy traders and the firms whose mantra was "growth at any cost" - and how many of the regulated investment companies avoided this trap? The spectacular failures of Tyco, Enron, World Com, and the like, created considerable concern about the commercial paper market. Therefore we elected to move out of our diversified commercial paper portfolio to US Treasury instruments, at least for a while. In our opinion that action also removed any lingering doubts about whether we are an investment company. Again, our investment goal has always been: LIQUID & SAFE. Tomorrow may bring a crisis or opportunity that would dissipate cash rapidly and we intend to have the liquidity to meet that crisis or seize that opportunity.

In summary, in the view of the management of Farmer Brothers, good corporate governance means accepting the burden to act responsibly in managing, on behalf of the owners, the company's operations and actions for the long-term benefit of our employees, customers and vendors as well as shareholders.

We don't talk about what we might do, we just do it. Our record is there for everyone to see:

* We are profitable.
* We are out of debt and have an exceptionally strong balance sheet.
* We compete well and successfully against firms whose resources are far beyond ours.
* We have attracted and motivated capable, skilled employees to keep us going.
* We have sufficient financial reserves to withstand short-term economic set-backs & disasters, and make the occasional acquisition.

And, we remain focused on the future. When we meet again next year, we will tell you about the progress of initiatives such as our information technology project.

A second area of concern raised by some has been the suggestion that, in various ways, Farmer Brothers should change its corporate governance practices. I am pleased to inform you that we have begun a search for a new member of our Board of Directors in order to fully comply with new federal regulations that require us to add additional independent directors. There have been a number of significant changes in corporate governance in the past year, and we intend to comply fully with the spirit and letter of these and any other new regulation.

In contrast to some of the companies whose unforgivable behavior prompted these new federal safeguards of shareholder interests, let me remind you that we don't pad our earnings, inflate our assets, or have off balance sheet liabilities - we simply know our products and operations and customers and we work every day to serve our customers better.

Since we are in a volatile commodity driven business we don't attempt to forecast our earnings, or manage our operating results to satisfy short-term traders. Rather, we manage Farmer Brothers with an eye to enhancing shareholder value over the long term. In fact, the interests of our majority shareholders are directly aligned with the long-term interests of all shareholders: that this company be managed in an honest, prudent, disciplined manner.

Let me close with a quote from our chairman, one that all of us here in front of you have heard many times:

"If we do our business well, the market will recognize the Value."

We are proud to say, the market has.

______


Thank you for coming. We wish that your New Year is as bright as we hope the new year will be for your Company, Farmer Brothers.

Now, we will entertain your questions.

Out of consideration for your fellow shareholders, we ask that all speakers use the microphone, that questions be limited to five minutes, and that remarks be focused on matters that are pertinent to this meeting. Since this is a shareholder meeting at which we expect a number shareholders will want to speak, let me remind you that this is a meeting of shareholders and only shareholders will be allowed to speak.




Submission of Matters to a Vote of Security Holders


The annual Meeting of Shareholders of Farmer Bros. Co. was held on December 26, 2002. Holders of the Company's common stock were entitled to one vote per share of common stock held.

Six directors elected at the meeting with terms to continues for the coming year and until any successors are elected and qualify. The following persons were elected as directors: Roy F. Farmer, Roy E. Farmer, Guenter W. Berger, John H. Merrell, John M. Anglin and Lewis
A. Coffman.

The proposal to appoint Ernst & Young LLP as the independent accountants for the Company for the year ended June 30, 2003 was approved with 1,719,876 shares for, 3,246 shares against and 1,513 shares abstaining.

The proposal to amend the Company's bylaws and require the Company to register as an investment company under the Investment Company Act of 1940 was declined with 506,318 shares for, 1,163,944 shares against and 2,917 shares abstaining.